Exhibit 10.36

*	CERTAIN INFORMATION, MARKED BY BRACKETS AND AN ASTERISK, IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of October 7, 2011 and is entered into by and among BRIGHTSOURCE ENERGY, INC., a Delaware corporation (“Borrower”), certain wholly-owned Domestic Subsidiaries (as defined herein) of Borrower, as Guarantors, and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“HTGC”) and HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership (“Hercules III”) (HTGC and Hercules III, collectively, “Lender”).

RECITALS

A. Borrower has requested Lender to make available to Borrower a revolving facility in an aggregate principal amount of up to Thirty-Five Million Dollars ($35,000,000) (the “Revolving Loan”); and

B. Lender is willing to make the Revolving Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Lender, a Credit Party and a third party Bank or other institution (including a Securities Intermediary) in which a Credit Party maintains a Deposit Account or an account holding Investment Property and which grants Lender a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H.

“Advance(s)” means a Revolving Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Lender in substantially the form of Exhibit A.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, that Ivanpah Master Holdings, LLC, Ivanpah Project I Holdings, LLC, Ivanpah Project II Holdings, LLC, Ivanpah Project III Holdings, LLC, Solar I, Solar II, and Solar VIII shall not be considered an Affiliate or a Subsidiary of Borrower.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Assignee” has the meaning given to it in Section 12.14.

“Borrower Parties” means Borrower and certain of its Affiliates.

“BSAH” means BrightSource Asset Holdings, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Borrower.

“BSCM” means BrightSource Construction Management, Inc., a Delaware corporation and a wholly-owned subsidiary of Borrower.

“BSIF” means BrightSource Ivanpah Fundings, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of BSAH.

“BSIF Loan” means that certain loan to BSIF guaranteed by Borrower in an existing principal amount of $20,000,000, which loan may be replaced from time to time and increased to a loan guaranteed by Borrower in an aggregate principal amount not to exceed $90,000,000, subject to the approval as to loan documentation by Lender, such approval not to be unreasonably withheld or delayed.

“BSIH” means BrightSource Ivanpah Holdings, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of BSIF.

“BSII” means BrightSource Industries (Israel) Ltd.

“BSOI” means BrightSource Operations (Israel) Ltd.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof; in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, any Guarantor, BSOI or BSII, or any sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower, any Guarantor, BSOI or BSII in which the holders of such entity’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower, such Guarantor, BSOI or BSII is the surviving entity, other than in connection with such reorganization, recapitalization, consolidation or merger of any Guarantor, BSOI or BSII or sale or exchange of outstanding shares of any Guarantor, BSOI or BSII resulting in the Net Cash Proceeds (if any) being remitted directly to Borrower or any Guarantor in a Deposit Account with respect to which Lender has an Account Control Agreement (it being acknowledged and agreed to by Lender that the foregoing does not require Borrower to thereafter maintain such amounts in such Deposit Account) so long as no Event of Default has occurred and is continuing, or (ii) sale or issuance by Borrower of new shares of Preferred Stock of Borrower to investors, none of whom are current investors in Borrower, and such new shares of Preferred Stock are senior to all existing Preferred Stock and Common Stock with respect to liquidation preferences, and the aggregate liquidation preference of the new shares of Preferred Stock is more than fifty percent (50%) of the aggregate liquidation preference of all shares of Preferred Stock of Borrower; provided, however, an Initial Public Offering shall not constitute a Change in Control.

“Claims” has the meaning given to it in Section 12.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Collateral Agent” means Hercules Technology Growth Capital, Inc.

“Commitment Fee” means $75,000, which fee has been paid to Lender and shall be deemed fully earned on such date of payment regardless of the early termination of this Agreement.

“Confidential Information” has the meaning given to it in Section 12.13.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Contributing Guarantors” has the meaning given to it in Section 8.2.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by a Credit Party or in which a Credit Party now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Credit Party” means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Loan Document. “Credit Party” shall not include BSII or BSOI.

“Credit Party Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by a Credit Party or which a Credit Party intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by a Credit Party since its incorporation.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Dormant Subsidiary” means any Subsidiary that (a) is not actively engaged in any business, (b) does not have assets with an aggregate book value in excess of $1,500,000 (net of liabilities) or annual revenues in excess of $1,500,000, and (c) has no third party indebtedness outstanding.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning given to it in Section 10.

“Excluded Equity Interests” shall mean the Equity Interests of BSAH, BSIF and BSIH.

“Excluded Subsidiaries” means, collectively, BSIF and BSIH.

“Facility Charge” means $350,000 equal to one percent (1%) of the Revolving Loan.

“Fair Share Contribution Amount” as defined in Section 8.2.

“Fair Share” as defined in Section 8.2.

“Financial Statements” has the meaning given to it in Section 7.1.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantors” as defined in Section 8.2.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Guaranteed Obligations” as defined in Section 8.1.

“Guarantor” means each of the parties listed on Schedule 1 hereto and signatories to this Agreement on the Closing Date and each Person that executes a Joinder Agreement pursuant to Section 7.13; provided, however, that notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, BSAH shall not be required to execute and deliver a Pledge Agreement to Lender.

“Guaranty” means the guaranty of each Guarantor set forth in Section 8.

“Hercules III” has the meaning given to it in the preamble to this Agreement.

“HTGC” has the meaning given to it in the preamble to this Agreement.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within sixty (60) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Initial Public Offering” means the initial firm commitment underwritten offering of Borrower’s common stock pursuant to a registration statement under the Securities Act of 1933, as amended, filed with and declared effective by the Securities and Exchange Commission.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; applications therefor and reissues, extensions, or renewals thereof; and goodwill associated with any of the foregoing, together with rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Intellectual Property Security Agreements” means an Intellectual Property Security Agreement made by Borrower and each Guarantor in favor of Lender.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Joinder Agreement” means for each Guarantor, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan Documents” means this Agreement, the Revolving Notes, the ACH Authorization, the Account Control Agreements, the Pledge Agreement, the Joinder Agreements, the Warrant, the Intellectual Property Security Agreements, any additional warrants issued to Lender, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets, or financial condition of Borrower and the Guarantors, taken as a whole; (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents as and when due, or the ability of

Lender to enforce any of its material rights or remedies with respect to the Secured Obligations; or (iii) any material portion of the Collateral or Lender’s Liens on such Collateral or the priority of such Liens.

“Maximum Revolving Loan Amount” means twenty-five million and no/100 dollars ($25,000,000); provided that after the closing of a Qualified IPO, the “Maximum Revolving Loan Amount” means thirty-five million and no/100 dollars ($35,000,000).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“Net Cash Proceeds” means an amount equal to the Cash proceeds received from the sale of any Equity Interests in any Subsidiary or other assets in any of the Guarantors, BSII or BSOI to any third party, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith (including reasonable legal expenses).

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement a Credit Party now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means any of the following:

(a) the Secured Obligations;

(b) Indebtedness of any Guarantor or any other Subsidiary to Borrower or any other Guarantor; provided, (i) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Secured Obligations and shall not require any scheduled amortization or other scheduled payments of principal prior to the Revolving Loan Maturity Date, (ii) any payment by any such Subsidiary under any guaranty of the Secured Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made, and (iii) such Indebtedness is permitted as an Investment under clause (d) of the definition of Permitted Investment; provided, that (1) if any intercompany notes are executed in connection with such Indebtedness, they shall contain a legend to the effect that such notes are subject to the security interest of the Collateral Agent for the benefit of the Lender and (2) Borrower shall not transfer or otherwise permit these intercompany notes to come into possession of any third party other than the Collateral Agent for the benefit of the Lender;

(c) Subordinated Indebtedness in an aggregate principal amount not to exceed $25,000,000;

(d) Indebtedness in the form of equipment purchases, payments for services, vendor and supplier payments and similar debt incurred in the ordinary course of business, and Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business (including, without limitation, letters of credit);

(e) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(f) guaranties in the ordinary course of business of the obligations of suppliers, customers and licensees of Borrower and its Guarantors;

(g) guaranties by Borrower of Indebtedness of a Guarantor or guaranties by a Guarantor of Indebtedness of Borrower or another Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to Section 7.4; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Secured Obligations, the guaranty shall also be unsecured and/or subordinated to the Secured Obligations;

(h) [Reserved];

(i) Indebtedness of Borrower or its Guarantors with respect to Capital Leases and purchase money Indebtedness of Borrower or its Guarantors; provided, however, that any such Indebtedness shall be secured only by the assets acquired in connection with the incurrence of such Indebtedness;

(j) Other unsecured Indebtedness of Borrower and its Guarantors including Indebtedness of Foreign Subsidiaries;

(k) Indebtedness under the BSIF Loan, as amended, restated or modified and any replacement or refinancing of such financing which Lender has consented to, which consent shall not be unreasonably withheld;

(l) Indebtedness (other than Indebtedness for borrowed money) relating to the solar field guarantees, cost overrun funding, and treasury cash grants relating to solar projects; and

(m) Pari pasu Indebtedness in an aggregate amount not to exceed $75,000,000, subject to formal approval of Lender not to be unreasonably withheld, or delayed and an intercreditor agreement satisfactory to Lender in its sole discretion.

“Permitted Investment” means:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date and listed on Schedule 1A in any Subsidiary and Investments made after the Closing Date in Borrower and any Guarantor;

(c) intercompany loans to the extent permitted under clause (b) of the definition of Permitted Indebtedness;

(d) (i) Investments in Subsidiaries, joint ventures and similar arrangements (other than Investments by Borrower or any Guarantors in BSII, BSOI, BSIH and BSIF) in an aggregate principal amount not to exceed (i) $12,500,000 in the aggregate prior to the closing of a Qualified IPO, or (ii) $50,000,000 in the aggregate after the closing of a Qualified IPO; and

(e) Loans and advances to employees of Borrower and its Subsidiaries made in the ordinary course of business in any aggregate principal amount not to exceed $250,000.

“Permitted Liens” means the following:

(a) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP and Liens for Taxes not yet due and payable;

(b) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(c) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, escrows, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(d) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Guarantors;

(e) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(f) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(h) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(i) non-exclusive outbound licenses of patents, copyrights, trademarks and other rights in Intellectual Property granted by Borrower or any of its Guarantors in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the business of Borrower or such Guarantor;

(j) Liens securing Indebtedness permitted pursuant to clause (i) of the definition of Permitted Indebtedness; provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(k) (i) Liens securing Indebtedness allowed under clause (c) of the definition of Permitted Indebtedness; provided such Liens are subordinated to the Liens in favor of Lender on terms reasonably satisfactory to Lender in its sole but reasonable discretion, and (ii) Liens securing Indebtedness allowed under clause (d) of the definition of Permitted Indebtedness; provided, any such Lien shall encumber only the specific asset financed or cash deposits required under such Indebtedness;

(l) Liens securing Indebtedness allowed under clause (k), (l) and (m) of the defined term “Permitted Indebtedness”; and

(m) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (l) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means:

(a) disposals of obsolete, worn out or surplus property;

(b) dissolution of inactive and Dormant Subsidiaries;

(c) sales of the Equity Interests of any Subsidiary; provided that the Net Cash Proceeds from such sale are deposited in a Deposit Account of Borrower or any Guarantor with respect to which Lender has an Account Control Agreement;

(d) Investments made in accordance with Section 7.6; and

(e) Licenses granted by BSII or BSOI in connection with solar projects.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Pledge Agreement” means that certain Pledge Agreement made by Borrower and each Guarantor a party thereto in favor of Lender.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s common stock.

“Qualified IPO” means an Initial Public Offering which results in aggregate proceeds to Borrower of at least $100,000,000.

“Receivables” means (i) all of each Credit Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Revolving Interest Rate” means for any day, the greater of (i) the prime rate as reported in The Wall Street Journal plus 7.25% and (ii) 10.50%; provided, that upon the closing of a Qualified IPO, “Revolving Interest Rate” means for any day, the greater of (i) the prime rate as reported in The Wall Street Journal plus 5.75% and (ii) 9%.

“Revolving Loan Advance” means any Revolving Loan funds advanced under this Agreement.

“Revolving Loan Maturity Date” means November 1, 2012.

“Revolving Note” means a Promissory Note in substantially the form of Exhibit B.

“SBA” shall have the meaning assigned to such term in Section 7.14.

“SBIC” shall have the meaning assigned to such term in Section 7.14.

“SBIC Act” shall have the meaning assigned to such term in Section 7.14.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Lender in its sole discretion.

“Subsequent Financing” means the closing of any Borrower financing which becomes effective after the Closing Date and prior to the closing of a Qualified IPO and results in aggregate proceeds to Borrower of at least $20,000,000.

“Subsidiary” means an entity, with respect to any Person, whether corporate, partnership, limited liability company, joint venture or otherwise, in which such Person owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the overall net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by a Credit Party or in which a Credit Party now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unused Line Fee” has the meaning given to it in Section 2.1(d).

“Warrant” means that certain Warrant dated as of December 28, 2010 issued to HTGC, as amended, restated, or otherwise modified from time to time.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1 Revolving Loan.

(a) Advances. Subject to the terms and conditions of this Agreement, Borrower may draw Revolving Loan Advances on or before the Revolving Loan Maturity Date in an aggregate principal amount of up to the Maximum Revolving Loan Amount. On the Closing Date, subject to the terms and conditions of this Agreement, Borrower agrees to draw a Revolving Loan Advance in the aggregate principal amount of $25,000,000 and such proceeds shall be used to pay off in full all existing indebtedness under that certain Loan and Security Agreement by and among Borrower, HTGC and Hercules Technology II, L.P., as amended from time to time. After the Closing Date, Borrower may request only one (1) Revolving Loan Advance per fiscal month, and each Revolving Loan Advance shall be in a minimum amount of $1,000,000 or if the amount available to be borrowed under the Maximum Revolving Loan Amount is less than $1,000,000, then such lesser amount. Revolving Loan Advances may only be repaid and reborrowed once per fiscal month, and may be repaid without premium or penalty. If the aggregate Revolving Loan Advances at any time exceed the Maximum Revolving Loan Amount, Borrower shall repay the amount of that excess to Lender within three (3) Business Days. At least $15,000,000 in Revolving Loan Advances shall be outstanding for more than forty–five (45) days in each fiscal quarter.

(b) Advance Request. To obtain an Advance, Borrower shall complete, sign and deliver an Advance Request (at least five Business Days before the Advance Date) and Revolving Note to Lender. Lender shall fund the Revolving Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Revolving Loan Advance is satisfied as of the requested Advance Date.

(c) Interest. The principal balance of the Revolving Loan shall bear interest thereon from the initial Revolving Loan Advance Date, calculated at the floating Revolving Interest Rate per annum based upon a year consisting of 360 days and payable for the actual number of days elapsed.

(d) Unused Line Fee. From the Closing Date to the Revolving Maturity Date, Borrower shall pay to Lender quarterly in arrears beginning January 1, 2012, and on the first Business Day following the end of each quarter thereafter and on the Revolving Maturity Date, an unused line fee determined by multiplying 0.75% per quarter times the unused portion of the Maximum Revolving Loan Amount (the “Unused Line Fee”). The Unused Line Fee shall be computed on a basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed.

(e) Payment. Interest payments shall be paid in arrears and shall be due on the first Business Day of each month. The entire principal balance of the Revolving Loan and all accrued and unpaid interest and fees on or relating to the Revolving Loan shall be repaid in full on the Revolving Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Revolving Note or Revolving Loan Advance.

2.2 Maximum Interest. Notwithstanding any provision in this Agreement, the Revolving Notes, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of principal outstanding on the Revolving Notes; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.3 Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.3, as applicable.

2.4 Prepayment. Borrower shall be obligated to prepay the outstanding amount of all principal, accrued interest and unpaid interest and any outstanding fees and Lender Expenses upon a Change in Control.

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower and each Guarantor grants to Lender a security interest in all of Borrower’s and such Guarantor’s personal property now owned or hereafter acquired, including the following (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any Foreign Subsidiary that constitutes a Permitted Investment and Excluded Equity Interests); (g) Deposit Accounts; (h) Cash; (i) Goods; and other tangible and intangible personal property of Borrower and each Guarantor, whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and such Guarantor and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.2 Upon the closing of a Qualified IPO, Lender shall release its security interest in the Intellectual Property; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Revolving Loans hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, each Credit Party shall have delivered to Lender the following:

(a) executed originals of the Loan Documents, Account Control Agreements, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby or to create and perfect the Liens of Lender with respect to all Collateral, in all cases in form and substance reasonably acceptable to Lender;

(b) certified copy of resolutions of Borrower’s board of directors evidencing approval of the Revolving Loan and other transactions evidenced by the Loan Documents;

(c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d) a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) payment of the Facility Charge and reimbursement of Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; and

(f) such other documents as Lender may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Lender shall have received (i) an Advance Request and a Revolving Note for the relevant Advance as required by Section 2.1(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Lender may reasonably request.

(b) As of such Advance Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Advance Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(c) Each Credit Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Each Credit Party represents and warrants that:

5.1 Corporate Status. Each Credit Party is duly organized or formed, legally existing and in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified as a foreign entity in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Each Credit Party’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Lender after the Closing Date.

5.2 Collateral. Each Credit Party owns its portion of the Collateral, free of all Liens, except for Permitted Liens. Each Credit Party has the power and authority to grant to Lender a Lien in its portion of the Collateral as security for the Secured Obligations.

5.3 Consents. Each Credit Party’s execution, delivery and performance of the Revolving Notes, this Agreement and all other Loan Documents to which it is a party (i) have been duly authorized by all necessary corporate action of such Credit Party, (ii) will not result in the creation or imposition of any Lien upon the Collateral of such Credit Party, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of such Credit Party’s Certificate or Articles of Incorporation (as applicable), bylaws or other charter or organizational documents, or any, law, regulation, order, injunction, judgment, decree or writ to which such Credit Party is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person. The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. No Credit Party is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of a Credit Party, threatened against or affecting any Credit Party or its respective property.

5.6 Laws. No Credit Party is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. No Credit Party is in default in any manner under any provision of any agreement or instrument evidencing indebtedness, or any other material agreement to which it is a party or by which it is bound where such violation or default has resulted in a Material Adverse Effect.

5.7 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of any Credit Party to Lender in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading in any material respect at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by any Credit Party to Lender shall be (i) provided in good faith and based on the most current data and information available to such Credit Party, and (ii) the most current of such projections provided to such Credit Party’s Board of Directors.

5.8 Tax Matters. Except as described on Schedule 5.8, (a) each Credit Party has filed all federal, state and local tax returns that it is required to file, (b) each Credit Party has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) each Credit Party has paid or fully reserved for any tax assessment received by such Credit Party for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9 Intellectual Property Claims. Each Credit Party is the sole owner of, or otherwise has the right to use, the Intellectual Property. Except as described on Schedule 5.9,(i) each of the material Copyrights, Trademarks and Patents of a Credit party is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to any Credit Party that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each Credit Party’s Patents, registered Trademarks, registered Copyrights, and material agreements under which such Credit Party licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by a Credit Party, in each case as of the Closing Date. No Credit Party is in material breach of, nor has any Credit Party failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to any Credit Party’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10 Intellectual Property. Except as described on Schedule 5.10, each Credit Party and any Subsidiary has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of business as currently conducted and proposed to be conducted by such Credit Party or Subsidiary. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, each Credit Party and any Subsidiary has the right, to the extent required to operate such Credit Party’s business, to freely transfer, license or assign Intellectual Property without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and each Credit Party and any Subsidiary owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of such Credit Party Products.

5.11 Credit Party Products. Except as described on Schedule 5.11, no Intellectual Property owned by a Credit Party or Credit Party Product has been or is subject to any actual or, to the knowledge of a Credit Party, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner a Credit Party’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates a Credit Party to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of a Credit Party or Credit Party Products. No Credit Party has received any written notice or claim, or, to the knowledge of a Credit Party, oral notice or claim, challenging or questioning a Credit Party’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to a Credit Party’s knowledge, is there a reasonable basis for any such claim. Neither a Credit Party’s use of its Intellectual Property nor the production and sale of Credit Party Products infringes the Intellectual Property or other rights of others.

5.12 Financial Accounts. Exhibit E, as may be updated by Borrower in a written notice provided to Lender after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which a Credit Party or any Subsidiary maintains Deposit Accounts and (b) all institutions at which a Credit Party or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans. Subject to loans permitted under clause (f) of the definition of Permitted Investments, no Credit Party has any outstanding loans to any employee, officer or director of a Credit Party nor has a Credit Party guaranteed the payment of any loan made to an employee, officer or director of a Credit Party by a third party.

5.14 Capitalization and Subsidiaries. Each Credit Party’s and any Subsidiary’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. No Credit Party owns any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary of any Credit Party.

5.15 Dormant Subsidiaries. Each Dormant Subsidiary (a) is not actively engaged in any business, and (b) has no assets with a book value in excess of $1,500,000 or annual revenues in excess of $1,500,000.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, there shall also be carried and maintained insurance, which may be builder’s risk coverage, upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the fair value of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. Borrower shall also carry and maintain a fidelity insurance policy in an amount not less than $100,000.

6.2 Certificates. Borrower shall deliver to Lender certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state the Collateral Agent is an additional insured for commercial general liability; a loss payee for all risk property damage insurance purchased directly by Borrower, subject to the insurer’s approval; a loss payee for fidelity insurance; and an additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer evidencing compliance with the commercial general liability insurance coverage requirements in Section 6.1. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for fidelity insurance. Should any of the above described policies be cancelled before the expiration date thereof, notice will be delivered in accordance with the policy provisions. Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender’s rights, all of which are reserved.

6.3 Indemnity. Borrower agrees to indemnify and hold Lender and its officers, directors, employees, agents, in-house attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting solely from Lender’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

SECTION 7. COVENANTS OF BORROWER

Each Credit Party, BSII and BSOI, if applicable, covenants and agrees that until payment in full of the Secured Obligations such Credit Party, BSII and BSOI (as applicable) shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1 Financial Reports. Borrower shall furnish to Lender the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) Monthly Financial Statements. As soon as available, and in any event within 45 days after the end of each month of each Fiscal Year, commencing with the month in which the Closing Date occurs, the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such month and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month; and

(b) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year; and (ii) with respect to such consolidated financial statements a report thereon of an independent certified public accountants of recognized national standing selected by Borrower, and reasonably satisfactory to Lender (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c) Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 7.1(a) and 7.1(b), a duly executed and completed Compliance Certificate substantially in the form of Exhibit F attached hereto and made a part hereof from a senior officer of Borrower; and

(d) Projections, Etc. Financial and business projections promptly following their approval by Borrower’s Board of Directors (and in any event within 30 days following such approval), as well as budgets, operating plans and other financial information reasonably requested by Lender.

Borrower shall not make any change in its (a) accounting policies or reporting practices, except as required by GAAP, Borrower’s auditors or regulatory authority, or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate may be sent via facsimile to Lender at (650) 473-9194 or via e-mail to tfissori@herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to tfissori@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Lender at: (866) 468-8916, attention Chief Credit Officer.

7.2 Management Rights. Each Credit Party shall permit any representative that Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of such Credit Party at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of such Credit Party to discuss such books of account and records. In addition, Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of each Credit Party concerning significant business issues affecting such Credit Party. Such consultations shall not unreasonably interfere with such Credit Party’s business operations. The parties intend that the rights granted Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Lender with respect to any business issues shall not be deemed to give Lender, nor be deemed an exercise by Lender of, control over any Credit Party’s management or policies.

7.3 Further Assurances. Each Credit Party shall from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Lender’s Lien on the Collateral. Each Credit Party shall from time to time procure any instruments or documents as may be requested by Lender, and take all further action that may be necessary, or that Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, each Credit Party hereby authorizes Lender to execute and deliver on behalf of such Credit Party and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of such Credit Party either in Lender’s name or in the name of Lender as agent and attorney-in-fact for such Credit Party. Each Credit Party shall protect and defend such Credit Party’s title to the Collateral and Lender’s Lien thereon against all Persons claiming any interest adverse to such Credit Party or Lender other than Permitted Liens.

7.4 Indebtedness. Each Credit Party, BSII or BSOI shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness (other than Permitted Indebtedness), or prepay any Indebtedness or take any actions which impose on such Credit Party, BSII or BSOI an obligation to prepay any Indebtedness, except that the following shall be permitted: (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money indebtedness, and (c) prepayments of intercompany loans between Subsidiaries and prepayments of intercompany loans by a Subsidiary to Borrower.

7.5 Collateral. Each Credit Party, BSII or BSOI shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon. Each Credit Party, BSII or BSOI shall protect and defend title to its assets from and against all Persons claiming any interest adverse to it.

7.6 Investments. No Credit Party nor BSII nor BSOI shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries (other than a Dormant Subsidiary) so to do, other than Permitted Investments.

7.7 Distributions. No Credit Party nor shall it allow any Subsidiary (other than any Excluded Subsidiary) to, (a) after the closing of a Qualified IPO, repurchase or redeem any class of stock or other equity interest in excess of $10,000,000 in the aggregate, other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party other than Permitted Investments or (d) waive, release or forgive any indebtedness owed by any employees, officers or directors other than Permitted Investments.

7.8 Transfers. Except for Permitted Transfers, no Credit Party nor BSII nor BSOI shall voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of their assets.

7.9 Mergers or Acquisitions. No Credit Party nor BSII nor BSOI shall merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Credit Party into another Credit Party or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for Permitted Investments.

7.10 Taxes. Each Credit Party and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against it or the Collateral or upon a Credit Party’s ownership, possession, use, operation or disposition thereof or upon a Credit Party’s rents, receipts or earnings arising therefrom. Each Credit Party shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, each Credit Party may contest, in good faith and by appropriate proceedings, taxes for which such Credit Party maintains adequate reserves therefor in accordance with GAAP.

7.11 Corporate Changes. No Credit Party shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Lender. No Credit Party shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Lender; and (ii) such relocation shall be within the continental United States. No Credit Party shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of equipment, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Lender, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Lender.

7.12 Deposit Accounts. Neither Borrower nor any Guarantor shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Lender has an Account Control Agreement (other than Deposit Accounts or securities accounts held at City National Bank holding assets with a market value of less than $1,000,000 in the aggregate).

7.13 Subsidiaries. Borrower shall notify Lender of each Subsidiary formed, and promptly (within 20 days after the formation thereof) cause any such newly formed Domestic Subsidiary (other than a Dormant Subsidiary) to execute and deliver to Lender a Joinder Agreement to become a Guarantor hereunder and a Pledge Agreement.

7.14 SBA. Lender has received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the Revolving Loans to Borrower will be made under the SBA license and the SBIC Act. Addendum 1 to this Agreement outlines various responsibilities of Lender and Borrower associated with an SBA loan, and such Addendum 1 is hereby incorporated in this Agreement.

7.15 Financial Covenants.

(a) At all times prior to the closing of a Qualified IPO, Borrower and the Guarantors shall maintain collectively at all times Cash or Cash Equivalents in an aggregate principal amount of at least fifty percent (50%) of the outstanding Advances in Deposit Accounts with respect to which Lender has an Account Control Agreement.

(b) If the closing of a Qualified IPO does not occur on or before March 30, 2012, at Lender’s option, Borrower will either (i) pay to lender a charge equal to three percent (3%) of the Maximum Revolving Loan Amount or (ii) a warrant, in a form reasonably acceptable to Lender, to purchase the number of shares, at Lender’s option, of Preferred Stock or Common Stock equal to five percent (5%) of the Maximum Revolving Loan Amount divided by $8.6646.

7.16 Restrictions with Respect to BSAH and the Excluded Subsidiaries. Borrower shall not (a) permit BSAH or either of the Excluded Subsidiaries to (i) create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or (ii) create, incur, assume or permit to exist any Lien on or with respect to any such Subsidiary’s property or assets of any kind, or (b) create, incur, assume or permit to exist any Lien on or with respect to the Equity Interests of BSAH or either of the Excluded Subsidiaries, in each case other than Permitted Indebtedness, Permitted Liens, Indebtedness or Liens in favor of the Lender, or Indebtedness or Liens in connection with the on-going development of solar projects.

7.17 Pledge of Stock in BSII and BSOI. Within thirty (30) days after the Closing Date, Borrower shall, at its expense, promptly execute, acknowledge, deliver and record such further documents and do such other acts and things as may be reasonably required (consistent with the documents previously executed and delivered to Collateral Agent) to perfect the pledge of 66% of Equity Interests of Borrower in BSII and BSOI under Israeli law in favor of the Collateral Agent.

SECTION 8. GUARANTY

8.1 Guaranty of the Secured Obligations. Subject to the provisions of Section 8.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Lender for the ratable benefit of Lender the due and punctual payment in full of all Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

8.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 8.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 8.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 8.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 8.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

8.3 Payment by Guarantors. Subject to Section 8.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Lender may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Lender, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such

Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Lender as aforesaid.

8.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Lender may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and Lender with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Lender is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Lender in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Lender may have against any such security, in each case as Lender in its discretion may determine consistent herewith or any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though Lender might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) Lender’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Guarantors and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against Lender in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

8.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Lender: (a) any right to require Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of Lender in favor of any Credit party or any other Person, or (iv) pursue any other remedy in the power of Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Lender’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 8.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

8.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that Lender now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Lender. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 8.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Lender may have against Borrower, to all right, title and interest Lender may have in any such collateral or security, and to any right Lender may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

8.7 Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

8.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

8.9 Authority of Guarantors or Borrower. It is not necessary for Lender to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

8.10 Financial Condition of Borrower. Any Advance may be made to Borrower or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Lender shall not have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by Lender.

8.11 Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Lender acting pursuant to the instructions of Lender, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Lender that the Guaranteed Obligations which are guaranteed by

Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Lender, or allow the claim of Lender in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

8.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Lender or any other Person effective as of the time of such disposition.

SECTION 9. RIGHT TO INVEST

9.1 Lender or its assignee or nominee that are Affiliates of Lender shall have the right, in its discretion, to participate in any Subsequent Financing in an amount of up to $2,000,000 on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing.

SECTION 10. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

10.1 Payments. Borrower fails to pay (i) when due any installment of principal of any Revolving Loan whether at stated maturity, by acceleration, by notice of voluntary prepayment or otherwise, or (ii) any interest on any Revolving Loan or any fee or other amount due hereunder within five days after the due date; or

10.2 Covenants. Any Credit Party, BSII or BSOI breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Revolving Notes, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.14, 7.15 or 7.16) such default continues for more than ten (10) days after the earlier of the date on which (i) Lender has given notice of such default to Borrower and (ii) such Credit Party, BSII or BSOI, as applicable, has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.14, 7.15 or 7.16, the occurrence of such default; provided, however, that if the default cannot by its nature be cured within the 10 day period or cannot after diligent attempts by Borrower be cured within such 10 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 10 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Advances will be made during such cure period; or

10.3 Material Adverse Effect. A circumstance has occurred that constitutes a Material Adverse Effect; or

10.4 Other Loan Documents. The occurrence of any default under any Loan Document and such default continues for more than thirty (30) days after the earlier of the date (a) Lender has given notice of such default to such Credit Party, BSII or BSOI, as applicable, or (b) a Credit Party, BSII or BSOI, as applicable, has actual knowledge of such default; or

10.5 Representations. Any representation or warranty made by any Credit Party in any Loan Document shall have been false or misleading in any material respect when made or deemed made; or

10.6 Insolvency. Borrower or any Guarantor (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or any Guarantor or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower or any Guarantor; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower, any Guarantor or its respective directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against Borrower or any Guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower or any Guarantor being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower or any Guarantor shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower or any Guarantor in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower or any Guarantor, of any trustee, receiver or liquidator of Borrower or any Guarantor or of all or any substantial part of the properties of Borrower or any Guarantor without such appointment being stayed, dismissed or vacated; or

10.7 Attachments; Judgments. (a) Any portion of Borrower’s or any Guarantor’s assets is attached or seized, or a levy is filed against any such assets, or (b) a final, non-appealable judgment or judgments against the Borrower or any Guarantor is/are entered for the payment of money, in each case individually in an amount in excess of $10,000,000 or in excess of $20,000,000 in the aggregate (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder), or Borrower or any Guarantor is enjoined or in any way prevented by court order from conducting any part of its business; or

10.8 Other Obligations. The occurrence of any default under any agreement or obligation of any Credit Party involving any Indebtedness of individual principal amount of $10,000,000 or more or with an aggregate principal amount of $20,000,000 or more, in each case beyond the grace period, if any, provided therefor, or the occurrence of any default under any agreement or obligation of a Credit Party that could reasonably be expected to have a Material Adverse Effect.

SECTION 11. REMEDIES

11.1 General. Upon and during the continuance of any one or more Events of Default, (i) Lender may, at its option, accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 10.6, the Revolving Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Lender may notify any of Credit Party’s account debtors to make payment directly to Lender, compromise the amount of any such account on each Credit Party’s behalf and endorse Lender’s name without recourse on any such payment for deposit directly to Lender’s account. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Lender’s rights and remedies shall be cumulative and not exclusive.

11.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Lender may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Credit Party agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to such Credit Party. Lender may require a Credit Party to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Lender and such Credit Party. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender in the following order of priorities:

First, to Lender in an amount sufficient to pay in full Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 12.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lender may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

11.3 No Waiver. Lender shall be under no obligation to marshal any of the Collateral for the benefit of any Credit Party or any other Person, and each Credit Party expressly waives all rights, if any, to require Lender to marshal any Collateral.

11.4 Cumulative Remedies. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

SECTION 12. MISCELLANEOUS

12.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.2 Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

If to Lender:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

HERCULES TECHNOLOGY III, L.P.

Legal Department

Attention: Chief Legal Officer and Todd Fissori

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

If to Borrower:

BRIGHTSOURCE ENERGY, INC.

1999 Harrison Street, Suite 2150

Oakland, CA 94612

Attention: Scott Rosebrook

Facsimile: 510-550-8165

Telephone: 510-735-5737

or to such other address as each party may designate for itself by like notice.

12.3 Entire Agreement; Amendments. This Agreement, the Revolving Notes, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Lender’s proposal letter dated July 5, 2011). None of the terms of this Agreement, the Revolving Notes or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

12.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.5 No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission or delay by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by any Credit Party at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

12.6 Survival. All agreements, representations and warranties contained in this Agreement, the Revolving Notes and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

12.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Credit Party and its permitted assigns (if any). No Credit Party shall assign its obligations under this Agreement, the Revolving Notes or any of the other Loan Documents without Lender’s express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to any Credit Party, and all of such rights shall inure to the benefit of Lender’s successors and assigns.

12.8 Governing Law. This Agreement, the Revolving Notes and the other Loan Documents have been negotiated and delivered to Lender in the State of California, and shall have been accepted by Lender in the State of California. Payment to Lender by any Credit Party of the Secured Obligations is due in the State of California. This Agreement, the Revolving Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

12.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 12.10 is not applicable) arising in or under or related to this Agreement, the Revolving Notes or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Revolving Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12.2, and shall be deemed effective and received as set forth in Section 12.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

12.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH CREDIT PARTY AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY CREDIT PARTY AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST ANY CREDIT PARTY. This waiver extends to all such Claims, including Claims that involve Persons other than any Credit Party and Lender; Claims that arise out of or are in any way connected to the relationship between each Credit Party and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 12.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Superior Court in and for the County of Santa Clara, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 12.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

12.11 Professional Fees. Borrower promises to pay Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other miscellaneous expenses, in an amount not in excess of $75,000 (of which the Commitment Fee shall applied against such expenses). In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by Lender after the Closing Date in connection with or related to: (a) the Revolving Loans; (b) the administration, collection, or enforcement of the Revolving Loans; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to any Credit Party or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to any Credit Party, the Collateral, the Loan Documents, including representing Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of any Credit Party’s estate, and any appeal or review thereof.

12.12 Publicity. Upon Borrower’s prior written consent (not to be unreasonably withheld), Lender may use Borrower’s name and logo, and include a brief description of the relationship between Borrower and Lender, in Lender’s marketing materials.

12.13 Confidentiality. Lender acknowledges that certain items of Collateral and information provided to Lender by Borrower are confidential and proprietary information of Any Credit Party, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Lender’s security interest in the Collateral shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of such Credit Party, except that Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Revolving Loans or this Agreement and, provided that such disclosure is not to a person described in Rule 100(b)(1) of Regulation FD), such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Lender; (d) to the extent required in response to any summons or subpoena or in connection with any litigation, to the extent advisable by Lender’s counsel; (e) to comply with any legal requirement or law applicable to Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Lender’s sale, lease, or other disposition of Collateral after default; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section 12.13 prior to disclosure; (g) to any participant or assignee of Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section 12.13 prior to disclosure; or (h) otherwise with the prior consent of such Credit Party; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of such Credit Party or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

12.14 Assignment. Each Credit Party acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Revolving Note(s) and Loan Documents to any person or entity (an “Assignee”); provided, that such Assignee shall be engaged in the business of making loans of the type Lender is making hereunder and have the necessary financial recourses and substantial experience in making loans of the type Lender is making hereunder. After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve any Credit Party of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Revolving Note(s), it will endorse thereon a notation as to the portion of the principal of the Revolving Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

12.15 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Credit Party for liquidation or reorganization, if any Credit Party becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Credit Party’s assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender.

12.16 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

12.17 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Lender and any Credit Party unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between the Lender and Borrower.

SECTION 13. COLLATERAL AGENT

13.1 Appointment of Agent. Hercules Technology Growth Capital, Inc. is hereby appointed as Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Hercules Technology Growth Capital, Inc. to act as Collateral Agent in accordance with the terms hereof and the other Loan Documents. Collateral Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Section 13 are solely for the benefit of Collateral Agent and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof.

13.2 Powers and Duties. Each Lender irrevocably authorizes Collateral Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Collateral Agent may accept payments of principal, interest, fees and expenses due under the Loan Documents from and deposits from, Borrower or any other Credit Party on the account or benefit for any Lender.

SECTION 14. CREDIT PARTIES

14.1 Credit Parties. Credit Parties are jointly and severally liable for the Secured Obligations and Lender may proceed against one Credit Party to enforce the Secured Obligations without waiving its right to proceed against the other Credit Party. This Agreement and the Loan Documents are a primary and original obligation of each Credit Party and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Secured Obligations or in the execution or delivery of any agreement between Lender and any Credit Party. Subject to Section 8.2, each Credit Party shall be liable for existing and future Secured Obligations as fully as if all of the Advance was advanced to such Credit Party. Lender may rely on any certificate or representation made by any Credit Party as made on behalf of, and binding on, all Credit Parties. Each Credit Party appoints each other Credit Party as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Credit Parties, to act as disbursing agent for receipt of any loans on behalf of each Credit Party and to apply to Lender on behalf of each Credit Party for the Advance, any waivers and any consents. This authorization cannot be revoked, and Lender need not inquire as to one Credit Party’s authority to act for or on behalf of another Credit Party.

14.2 Subrogation and Similar Rights. Each Credit Party irrevocably waives, until all Secured Obligations are satisfied, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Credit Party to the rights of Lender under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Secured Obligations, for any payment made by the Credit Party with respect to the Secured Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Secured Obligations as a result of any payment made by the Credit Party with respect to the Secured Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Credit Party in contravention of this Section, such Credit Party shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Secured Obligations, whether matured or unmatured.

14.3 Waivers of Notice. Each Credit Party waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Secured Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Secured Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Credit Party or of any other fact that might increase the Credit Party’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which the Credit Party would otherwise be entitled by virtue of being a co-borrower or a surety. Each Credit Party waives any defense arising from any defense of any other Credit Party, or by reason of the cessation from any cause whatsoever of the liability of any other Credit Party. Lender’s failure at any time to require strict performance by any Credit Party of any provision of the Loan Documents shall not waive, alter or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Each Credit Party also waives any defense arising from any act or omission of Lender that changes the scope of the Credit Party’s risks hereunder. Each Credit Party hereby waives any right to assert against Lender any defense (legal or equitable), setoff, counterclaim, or claims that such Credit Party individually may now or hereafter have against another Credit Party or any other Person liable to Lender with respect to the Secured Obligations in any manner or whatsoever.

14.4 Subrogation Defenses. Until all Secured Obligations are paid in full and Lender has no further obligation to make any Advance to Credit Party, each Credit Party hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Credit Party and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

14.5 Right to Settle, Release.

(a) The liability of Credit Parties hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Secured Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Lender may now or hereafter have against any other Person, including another Credit Party, or property with respect to any of the Secured Obligations.

(b) Without notice to any given Credit Party and without affecting the liability of any given Credit Party hereunder, Lender may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Secured Obligations with respect to any other Credit Party by written agreement with such other Credit Party, (ii) grant other indulgences to another Credit Party in respect of the Secured Obligations, (iii) modify in any manner any documents relating to the Secured Obligations with respect to any other Credit Party by written agreement with such other Credit Party, (iv) release, surrender or exchange any deposits or other property securing the Secured Obligations, whether pledged by a Credit Party or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Secured Obligations.

14.6 Subordination. All indebtedness of a Credit Party now or hereafter arising held by another Credit Party is subordinated to the Secured Obligations and the Credit Party holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

BRIGHTSOURCE ENERGY, INC.

Signature:	/s/ John F. Jenkins-Stark
Print Name:	John F. Jenkins-Stark
Title:	CFO

GUARANTOR:

BRIGHTSOURCE CONSTRUCTION MANAGEMENT, INC.

Signature:	/s/ John F. Jenkins-Stark
Print Name:	John F. Jenkins-Stark
Title:	CFO

GUARANTOR:

BRIGHTSOURCE ASSET HOLDINGS, LLC

Signature:	/s/ John F. Jenkins-Stark
Print Name:	John F. Jenkins-Stark
Title:	CFO

Soley with respect to the obligations under Sections 7 and 12:

BRIGHTSOURCE INDUSTRIES (ISRAEL) LTD.

Signature:	/s/ Israel Kroizer
Print Name:	Israel Kroizer
Title:	President

BRIGHTSOURCE OPERATIONS (ISRAEL) LTD.

Signature:	/s/ Israel Kroizer
Print Name:	Israel Kroizer
Title:	President

[Signature page to Loan and Security Agreement]

Accepted in Palo Alto, California:

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ K. Nicholas Martitsch
Print Name:	K. Nicholas Martitsch
Title:	Associate General Counsel

HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

	By:	/s/ K. Nicholas Martitsch
	Name:	K. Nicholas Martitsch
	Its:	Associate General Counsel

[Signature page to Loan and Security Agreement]

Table of Addenda, Exhibits and Schedules

Exhibit A:	Advance Request Attachment to Advance Request

Exhibit B:	Revolving Note

Exhibit C:	Name, Locations, and Other Information for Credit Parties

Exhibit D:	Credit Parties’ Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Form of Joinder Agreement

Exhibit H	ACH Debit Authorization Agreement

Schedule 1	Guarantors/Subsidiaries
Schedule 1A	Existing Permitted Investment
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Credit Party Products
Schedule 5.14	Capitalization

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

(a) Borrower’s Business. For purposes of this Addendum 1, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower represents and warrants to Lender as of the Closing Date and covenants to Lender for a period of one year after the Closing Date with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:

1. Size Status. The total electric output for the preceding fiscal year of Borrower and its affiliates did not exceed 4 million megawatts;

2. No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3. No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Revolving Loans to another entity;

4. No Real Estate Business. Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The proceeds of the Revolving Loans will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5. No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Revolving Loans is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6. No Farm Land Purchases. Borrower will not use the proceeds of the Revolving Loans to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7. No Foreign Investment. The proceeds of the Revolving Loans will not be used substantially for a foreign operation. At the time of the Revolving Loans, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States. The representation in this subsection (7) is made only as of the date hereof.

(b) Small Business Administration Documentation. Lender acknowledges that Borrower completed, executed and delivered to Lender SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Lender regarding its intended use of proceeds from the sale of securities to Lender (the “Use of Proceeds Statement”). Borrower represents and warrants to Lender that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete in all material respects.

(c) Inspection. The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents. Subject to the preceding sentence, Borrower will permit, for so long as Lender holds any debt or equity securities of Borrower, Lender or its representative, at

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Lender’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Lender or the SBA.

(d) Annual Assessment. Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Lender, Borrower will deliver to Lender a written assessment of the economic impact of Lender’ investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lender’s SBA Form 468. Lender will assist Borrower with preparing such assessment. In addition to any other rights granted hereunder, Borrower will grant Lender and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds. Borrower also will furnish or cause to be furnished to Lender such other information regarding the business, affairs and condition of Borrower as Lender may from time to time reasonably request.

(e) Use of Proceeds. Borrower will use the proceeds from the Revolving Loans only for purposes set forth in Section 7.14. Borrower will deliver to Lender from time to time promptly following Lender’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Revolving Loans have been disbursed. Borrower will supply to Lender such additional information and documents as Lender reasonably requests with respect to its use of proceeds and will permit Lender and the SBA to have access to any and all Borrower records and information and personnel as Lender deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 7.14.

(f) Activities and Proceeds. Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Revolving Loans for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720. Without obtaining the prior written approval of Lender, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

(g) Redemption Provisions. Notwithstanding any provision to the contrary contained in the Certificate of Incorporation of Borrower, as amended from time to time (the “Charter”), if, pursuant to the redemption provisions contained in the Charter, Lender is entitled to a redemption of its Warrant, such redemption (in the case of Lender) will be at a price equal to the redemption price set forth in the Charter (the “Existing Redemption Price”). If, however, Lender delivers written notice to Borrower that the then current regulations promulgated under the SBIC Act prohibit payment of the Existing Redemption Price in the case of an SBIC (or, if applied, the Existing Redemption Price would cause the Series D Preferred Stock to lose its classification as an “equity security” and Lender has determined that such classification is unadvisable), the amount Lender will be entitled to receive shall be the greater of (i) fair market value of the securities being redeemed taking into account the rights and preferences of such securities plus any costs and expenses of the Lender incurred in making or maintaining the Warrant, and (ii) the Existing Redemption Price where the amount of accrued but unpaid dividends payable to the Lender is limited to Borrower’s earnings plus any costs and expenses of the Lender incurred in making or maintaining the Warrant; provided, however, the amount calculated in subsections (i) or (ii) above shall not exceed the Existing Redemption Price.

(h) Cost of Money. Notwithstanding any provision to the contrary contained in the Loan Documents, all interest and fees charged pursuant to the Loan Documents shall comply with the provisions of 13 C.F.R. § 107.855, including, without limitation, that such amounts shall not exceed the Cost of Money ceiling (as defined hereafter). The current Cost of Money ceiling for the Revolving Loans is fourteen percent.

(i) Compliance and Resolution. In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Lender believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then

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Lender shall promptly assign the financing agreements from Hercules Technology III, L.P. to Hercules Technology Growth Capital, Inc.

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EXHIBIT A

ADVANCE REQUEST

To: Lender:	Date: October , 2011

Hercules Technology Growth Capital, Inc

Hercules Technology III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Attn:

[                    ] (“Borrower”) hereby requests from Hercules Technology Growth Capital, Inc. [If SBA deal, Hercules Technology III, L.P.] (“Lender”) an Advance in the amount of              Dollars ($        ) on             ,          (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a) Issue a check payable to Borrower

or

(b) Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Lender promptly before the funding of any Revolving Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

1

Executed as of October     , 2011.

BORROWER: [ ]

SIGNATURE:
TITLE:
PRINT NAME:

2

ATTACHMENT TO ADVANCE REQUEST

Dated:

Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status is as follows:

Name:	[ ]

Type of organization:	Corporation

State of organization:	[ ]

Organization file number:

Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations are as follows:

3

EXHIBIT B

SECURED REVOLVING PROMISSORY NOTE

$	Advance Date: , 20[ ]

Maturity Date: [ ], 20[ ]

FOR VALUE RECEIVED, BrightSource Energy, Inc., a Delaware corporation (the “Borrower”) hereby promises to pay to the order of [Hercules Technology Growth Capital, Inc., a Maryland corporation] [Hercules Technology III, L.P., a Delaware limited partnership] or the holder of this note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Revolving Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [        ] Dollars ($[        ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest as set forth in the Loan Agreement as defined below.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated October [        ], 2011, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:	BRIGHTSOURCE ENERGY, INC.

By:
Title:

1

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR EACH CREDIT PARTY

1. Each Credit Party represents and warrants to Lender that its current name and organizational status as of the Closing Date is as follows:

Name:	BrightSource Energy, Inc. (“Borrower”)

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	3786011

Name:	BrightSource Construction Management, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4431460

Name:	BrightSource Asset Holdings, LLC

Type of organization:	Limited Liability Company

State of organization:	Delaware

Organization file number:	4944291

1

2. Each Credit Party represents and warrants to Lender that for five (5) years prior to the Closing Date, it did not do business under any other name or organization or form except the following:

Credit Party	Date of Change	Description of Change
BrightSource Energy, Inc.	August 17, 2006	Change in name from “Luz II, LLC” to “Luz II, Inc.”

BrightSource Energy, Inc.	August 17, 2006	Conversion from LLC to corporation

BrightSource Energy, Inc.	December 19, 2006	Change in name from “Luz II, Inc.” to “Bright Source Energy, Inc.”

BrightSource Energy, Inc.	May 15, 2007	Change in name from “Bright Source Energy, Inc.” to “BrightSource Energy, Inc.”

BrightSource Construction Management, Inc.	February 15, 2008	Change in name from “BrightSource Engineering & Construction, Inc.” to “BrightSource Construction Management, Inc.”

Borrower’s state of organization and type:        Delaware Corporation

Borrower’s fiscal year ends on December 31

Borrower’s federal employer tax identification number is: 76-0836010

3. Each Credit Party represents and warrants to Lender that its chief executive office is located at 1999 Harrison Street, Suite 2150, Oakland, CA 94612.

2

EXHIBIT D

EACH CREDIT PARTY’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

PATENTS:

ID	FILED	TITLE	STATUS	RECORD OWNER

PENDING US UTILITY AND PCT APPLICATIONS

103	01 Mar 07	High temperature pipeline	US application 11/681,146	BrightSource Energy, Inc. (“BSE”)

204	06 Apr 07	Solar plant employing cultivation of organisms	PCT application PCT/US07/66195; US application filed 06 Oct 08 as 12/246,422	BSE

PENDING NON-US APPLICATIONS

105	13 May 07	High temperature solar receiver	Israel application IL 183154	BSE

102	1 Aug 07	High density bioreactor system, devices and methods	Israel application IL 184971	BSE

204	06 Apr 07	Solar plant employing cultivation of organisms	Israel application IL 194559	BSE

ISSUED PATENTS

108	20 Jan 04	Low Emission Energy Source	US Pat No. 7,191,736 Issued March 20, 2007	BSE

110	14 Jun 05	Hybrid generation with alternative fuel sources	US Pat No. 7,191,597 Issued March 20, 2007	BSE

1

ID	FILED	TITLE	STATUS	RECORD OWNER

109	31 May 05	Hybrid generation with alternative fuel sources	US Pat No. 7,331,178 Issued February 19, 2008	BSE

105	11 May 07	High temperature solar receiver	US Pat No. 7,690,377 Issued April 6, 2010	BSE

202	22 Nov 06	Hybrid generation with alternative fuel sources	US Pat No. 7,845,172 Issued December 7, 2010	BSE

102	1 Aug 07	High density bioreactor system, devices and methods	US Pat No. 8,003,379 Issued August 23, 2011	BSE

2

TRADEMARKS:

Mark	Country	App No	App Date	Reg No	Reg Date	Classes	Status
BrightSource Logo	United States of America	85/321,582	5/16/2011			06	To be Published 10/11/2011 Foreign filing deadline 11/16/2011
BrightSource Logo	United States of America	85/321,585	5/16/2011			07	Pending Foreign filing deadline 11/16/2011 Response to Office Action due 3/1/2012
BrightSource Logo	United States of America	85/321,602	5/16/2011			09	Pending Foreign filing deadline 11/16/2011 Response to Office Action due 3/1/2012
BrightSource Logo	United States of America	85/321,612	5/16/2011			11	To be Published 10/11/2011 Foreign filing deadline 11/16/2011
BrightSource Logo	United States of America	85/321,625	5/16/2011			37	To be Published 10/11/2011 Foreign filing deadline 11/16/2011
BrightSource Logo	United States of America	85/321,631	5/16/2011			42	Pending Foreign filing deadline 11/16/2011 Response to Office Action due 3/1/2012

3

BRIGHTSOURCE	United States of America	77/356,210 (parent)	12/19/2007			06,07,09,11,37,42	Allowed 2/23/2010 Statement of Use/4th Extension due 2/23/2012
BRIGHTSOURCE	United States	77/982,448 (child)	12/19/2007			42	Allowed Statement of Use Accepted 9/13/2011
BRIGHTSOURCE	European Community Trade Mark Office (OHIM)	7005598	6/19/2008	7005598	6/19/2008	07,09,11,37,40,42	Registered Renewal due 6/19/2018
BRIGHTSOURCE	Israel	212177	6/19/2008	212177	6/19/2008	09	Registered Renewal due 6/19/2018
BRIGHTSOURCE	Israel	212179	6/19/2008	212179	6/19/2008	37	Registered Renewal due 6/19/2018
BRIGHTSOURCE	Israel	212182	6/19/2008	212182	6/19/2008	42	Registered Renewal due 6/19/2018
LUZ	United States of America	78/895,368	5/30/2006			09,11,40	Abandoned – re-filed see below
LUZ	United States of America	85/190,577	12/3/2010			09	Allowed 7/5/2011 Statement of Use/EOT1 due 1/5/2012
LUZ	United States of America	85/190,583	12/3/2010			11	Allowed 7/5/2011 Statement of Use/EOT1 due 1/5/2012
LUZ	Israel	218021	12/24/2008			09	Allowed
LUZ	Israel	218020	12/24/2008			11	Allowed
SOLAR PLUS	United States of America	85/386,454	8/1/2011			40	Pending Foreign filing deadline 2/1/2012

4

SOLAR +	United States of America	85/386,455	8/1/2011	40	Pending Foreign filing deadline 2/1/2012

DOMAINS:

Domain Name	Registrant	Registrar	Creation Date	Expiration/ Renewal
brightsourceenergy.com	Bright Source Energy 1999 Harrison Street Oakland, CA 94612 United States

Administrative Contact:

Ben Baruch, Shimi

Bright Source Energy

Kiryat Mada St. 11, Amot Bldg #6

P.O. Box 45220, Har Hotzvim

Jerusalem, 91450

Israel

Ph    +972.772025133

Fax    +972.153526514133

Email: sbenbaruch@BrightSourceEnergy.com

Technical Contact:

Att: Jackisch, Scott

Bright Source Energy

1999 Harrison Street

Oakland, CA 94612

United States

+1.5105508161

Email: scott@globalizenetworks.com

			Nov 17, 2006	Nov 17, 2014
luz2.com	Domains by Proxy, Inc. DomainsByProxy.com 15111 N. Hayden Rd., Ste 160, PMB 353 Scottsdale, AZ 85260 United States

Administrative Contact:

Private, Registration

Registered through: GoDaddy.com, Inc.

(http://www.godaddy.com)

Domains by Proxy, Inc.

DomainsByProxy.com

15111 N. Hayden Rd.,

Ste 160, PMB 353

Scottsdale, AZ 85260

United States

Ph (480) 624-2599

Fax (480) 624-2598

Email: LUZ2.COM@domainsbyproxy.com

			April 1, 2004	April 1, 2015

5

Technical Contact:

Private, Registration

Domains by Proxy, Inc.

DomainsByProxy.com

15111 N. Hayden Rd.,

Ste 160, PMB 353

Scottsdale, AZ 85260

United States

Ph (480) 624-2599

Fax (480) 624-2598

Email: LUZ2.COM@domainsbyproxy.com

luz2.net	Domains by Proxy, Inc. DomainsByProxy.com 15111 N. Hayden Rd., Ste 160, PMB 353 Scottsdale, AZ 85260 United States

Registered through: GoDaddy.com, Inc.

(http://www.godaddy.com)

Domain Name: LUZ2.NET

Administrative and Technical Contact:

Private, Registration Domains by Proxy, Inc.

DomainsByProxy.com

15111 N. Hayden Rd.,

Ste 160, PMB 353

Scottsdale, AZ 85260

United States

Ph (480) 624-2599

Fax (480) 624-2598

Email: LUZ2.NET@domainsbyproxy.com

Technical Contact:

Private, Registration Domains by Proxy, Inc.

DomainsByProxy.com

15111 N. Hayden Rd., Ste 160, PMB 353

Scottsdale, AZ 85260

United States

Ph (480) 624-2599

Fax (480) 624-2598

Email: LUZ2.NET@domainsbyproxy.com

		April 1, 2004	April 1, 2015
luz2.us	LUZ2 8 Rabbenu Politi Jerusalem, Outside US/Canada 93390 Israel

Registered through: GoDaddy.com, Inc.

(http://www.godaddy.com)

Administrative Contact:

Ben Baruch, Shimi

LUZ2

Kiryat Mada 11

Jerusalem, Outside US/Canada 91450

Israel

Ph +972.772025133

Email: sbenbaruch@luz2.com

		April 1, 2004	March 31, 2015

6

Technical Contact: Tannen, Chaim Luz2 Kiryat Mada #11, Amot bldg #6 PO Box 44220 Jerusalem, Outside US/Canada 91450 Israel Ph +972.772025101 Email: ctannen@luz2.com
luz2.co.il	Arnold J. Goldman 69 Rehov HaPalmach Jerusalem 92542 Israel Phone:+972 256e988 Email: sphere@ netvision.net.il

Administrative and Technical Contact

Ben Baruch, Shimi

Luz II

Kiryat Mada 11

Jerusalem 91450 Israel

Zone Contact:

Arnold J. Goldman

Sphere Ltd

69 Rehov HaPalmach

Jerusalem 92542 Israel

Phone: +972 2 5636988

Email: sphere@netvision.net.il

			April 7, 2004	April 7, 2012
bseinc.com	BrightSource Energy 1999 Harrison St. Suite 500 Oakland, CA 94612 United States

Registered through: GoDaddy.com, Inc.

(http://www.godaddy.com)

Administrative and Technical Contact:

Stieglitz, Jeff

BrightSource Energy

1999 Harrison St. Suite 500

Oakland, CA 94612

United States

+1.5105508913

Email: jstieglitz@brightsourceenergy.com

			Feb 11, 2008	Feb 11, 2012

7

Trade Secret Licenses:

1.	Assignment Agreement dated October 24, 2006 between Borrower and Los Angeles Advisory Services Incorporated (“LAAS”). LAAS is a major stockholder of the Borrower and is in turn owned by Arnold J. Goldman, the Borrower’s founder and Chairman, and members of his immediate family.

2.	Consulting Letter of Agreement among Borrower, Dr. Arieh Meitav and Electrochemical Technologies Consultancy & Services (“ELT”) dated March 1, 2006. Borrower is obligated to pay certain royalties to ELT or Dr. Meitav in the event any intellectual property developed by Dr. Meitav pursuant to this agreement is patented by Borrower, [*].

3.	Invention Assignment Agreement between Borrower and Yuri Kokotov dated June 1, 2006. Borrower is obligated to pay Mr. Kokotov royalties, up to a maximum of $ [*], in the event that Borrower derives revenues from sales of Solar Electricity Generating Systems (as described in the agreement) which incorporate certain intellectual property, if any, developed by Mr. Kokotov and assigned to the Borrower. In addition, if Borrower receives a patent based on the intellectual property developed by Mr. Kokotov related to Solar Electricity Generating Systems and assigned to Borrower, and the intellectual property is sold to third parties or licensed as an independent product then Borrower is obligated to pay additional royalties to Mr. Kokotov, up to a maximum of $ [*] (exclusive of the royalties paid, if any, described in the prior sentence).

4.	Invention Assignment Agreement between Borrower and Yuri Kokotov dated February 4, 2005. Borrower is obligated to pay Mr. Kokotov certain royalties, up to a maximum of $ [*], in the event Borrower derives revenues from sales of algae produced by a Water Fall Bioreactor (as described in the agreement) which incorporate certain intellectual property, if any, developed by Mr. Kokotov and assigned to the Borrower. In addition, if Borrower receives a patent based on the intellectual property developed by Mr. Kokotov related to and assigned to Borrower, and the intellectual property is sold to third parties or licensed as an independent product then Borrower is obligated to pay additional royalties to Mr. Kokotov, up to a maximum of $ [*] (exclusive of the royalties paid, if any, described in the prior sentence).

5.	Non-binding Letter of Intent dated February 6, 2009 between Borrower and Arizona State University for the development of AZ Smart (Arizona Solar market analysis and research tool). Borrower expressed an interest in contributing up to $ [*] in support of the project in collaboration with Science Foundation of Arizona and its Arizona Solar Technology Institute on an annual basis, payable on a milestone-achieved basis, after additional review of the project proposal.

6.	Unit 1 Purchasing Agreement between BrightSource Construction Management, Inc. and Riley Power Inc. dated as of August 12, 2010 (BSCM Internal WBS Code No. 130-60012-2-13600-10-0120). [*].

7.	Unit 2 Purchasing Agreement between BrightSource Construction Management, Inc. and Riley Power Inc. dated as of August 12, 2010 (BSCM Internal WBS Code No. 130-60046-2-13600-10-0110). [*].

8.	Unit 3 Purchasing Agreement between BrightSource Construction Management, Inc. and Riley Power Inc. dated as of August 12, 2010 (BSCM Internal WBS Code No. 130-60028-2-13600-10-0110). New IP developed by either party may be subject to limited license rights to the other party depending on the area of technology. [*].

*	Confidential Treatment Requested

8

EXHIBIT E

EACH CREDIT PARTY’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

DEPOSIT ACCOUNTS

Account Holder	Banking Organization	Address and Phone Number	Account Type	Account Number
BrightSource Energy, Inc. (“BSE”)	Wells Fargo	420 Montgomery St. San Francisco, CA 94104 (650) 855-7745	Operating / Checking	[*]

BSE	SVB	3003 Tasman Drive Santa Clara, CA 95054 (408) 654.7400	Operating / Checking	[*]

BSE	City National	150 California St, Suite 1300 San Francisco, CA 94111 (800) 773-7100	Operating / Checking	[*]

BrightSource Construction Management, Inc. (“BSCM”)	Wells Fargo	420 Montgomery St. San Francisco, CA 94104 (650) 855-7745	Operating / Checking	[*]

BSE	Wells Fargo	420 Montgomery St. San Francisco, CA 94104 (650) 855-7745	MCA / Operating	[*]

BSE	Wells Fargo	420 Montgomery St. San Francisco, CA 94104 (650) 855-7745	MCA / Operating	[*]

BSE	Wells Fargo	420 Montgomery St. San Francisco, CA 94104 (650) 855-7745	ACH debit account for Lender	[*]
SECURITIES ACCOUNTS
Account Holder	Investment Manager	Address and Phone Number	Investment Type	Account Number
BSE	Wells Fargo Capital	525 Market Street, 10th Floor San Francisco, California 94105 (415) 396.8000	U.S Treasury MMF	[*]

BSE	SVB Asset Management	555 Mission Street | Suite 900 San Francisco, CA 94105 (415) 764.3100	U.S Treasury MMF	[*]

* Confidential Treatment Requested

1

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Technology Growth Capital, Inc.

Hercules Technology III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated October [    ], 2011 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) among Hercules Technology Growth Capital, Inc. and Hercules Technology III, L.P. (collectively, “Hercules”), as Lender, BRIGHTSOURCE ENERGY, INC. (the “Company”), as Borrower and the guarantors parties thereto. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company and hereby certifies that the Company is in compliance for the period ending                      of all covenants, conditions and terms in the Loan Agreement. Attached are the financial statements required by Section 7.1(a) or Section 7.1(b), as applicable, of the Loan Agreement. The undersigned further certifies that these financial statements are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 45 days	☐
Audited Financial Statements	FYE within 120 days	☐

Very Truly Yours,

BRIGHTSOURCE ENERGY, INC.

By:

Name:

Title:

1

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [            ], 20[    ], and is entered into by and between [Subsidiary Name], a                      corporation (“Subsidiary”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“HTGC”) and HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership (“Hercules III”) (HTGC and Hercules III, collectively, the “Lender”).

RECITALS

A. Subsidiary’s Affiliate, BrightSource Energy, Inc. (“Company”) [has entered/desires to enter] into that certain Loan and Security Agreement dated October     , 2011, with Lender and certain guarantors parties thereto, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Lender agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.

By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Guarantor (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that Lender shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Lender’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and Lender shall be deemed provided to Subsidiary; (b) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (c) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

                                                     .

By:
Name:
Title:

Address:

Telephone:
Facsimile:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

HERCULES TECHNOLOGY III, L.P.,

a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:
Name:
Title:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

2

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Technology Growth Capital, Inc.

Hercules Technology III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated October     , 2011 among BrightSource Energy, Inc. (“Borrower”), certain guarantors parties thereto, and Hercules Technology Growth Capital, Inc. and Hercules Technology III, L.P. (collectively, “Company”) (the “Agreement”)

In connection with the above referenced Agreement, Borrower hereby authorizes the Company to initiate debit entries for the periodic payments due under the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

BRIGHTSOURCE ENERGY, INC.

By:

Date:

1

SCHEDULE 1 TO

LOAN AND SECURITY AGREEMENT

SUBSIDIARIES

Scuedule 1A is incorporated by reference hereto.

SCHEDULE 1A TO

LOAN AND SECURITY AGREEMENT

EQUITY INVESTMENTS

Entity Name	State/Country Incorporation	Date of Incorporation	100% Subsidiary of BrightSource Energy, Inc. (“BSE”) (unless otherwise indicated)	Qualified in Other States
BrightSource Industries (Israel), Ltd. (“BSII”) (formerly Luz II Ltd)	Israel	May 02, 2004		—
BrightSource Operations Israel Ltd. (“BSOI”)	Israel	Sep 01, 2010		CA
Megalim Solar Power Ltd.	Israel	March 1, 2011	50% Subsidiary of BSII	—
BrightSource Construction Management, Inc. (“BSCM”) (formerly BrightSource Construction & Engineering, Inc.)	Delaware	Sep 25, 2007		CA, NV
BrightSource Energy Australia Pty Ltd	Australia	Feb 3, 2010		—
BrightSource Asset Holdings, LLC (“BSAH”)	Delaware	Feb 23, 2011		—
BrightSource Ivanpah Fundings, LLC (“BSIF”)	Delaware	Feb 23, 2011	100% owned by BSAH	—
BrightSource Ivanpah Holdings, LLC (“BSIH”)	Delaware	Feb 23, 2011	100% owned by BSIF	—
Solar Partners III, LLC(formerly DPT Broadwell Lake, LLC)	Delaware	Jan 04, 2007		CA
Solar Partners IV, LLC(formerly DPT Mesquite, LLC)	Delaware	Mar 07, 2007		CA
Solar Partners V, LLC(formerly DPT Siberia, LLC)	Delaware	Mar 07, 2007		CA
Solar Partners VI, LLC	Delaware	Mar 26, 2007		NV
Solar Partners VII, LLC	Delaware	Apr 09, 2007		NV
Solar Partners IX, LLC	Delaware	Apr 09, 2007		CA
Solar Partners X, LLC	Delaware	Apr 09,2007		CA
Solar Partners XI, LLC	Delaware	Sep 25, 2007		NV
Solar Partners XII, LLC	Delaware	Oct 10, 2007		CA, NM
Solar Partners XIII, LLC	Delaware	Oct 10, 2007		NM
Solar Partners XIV, LLC	Delaware	Oct 10, 2007		CA, NM
Solar Partners XV, LLC	Delaware	Oct 10, 2007		CA
Solar Partners XVI, LLC	Delaware	Oct 10, 2007		NM
Solar Partners XVII, LLC	Delaware	Oct 10, 2007		CA
Solar Partners XVIII, LLC	Delaware	Oct 10, 2007		CA

Solar Partners XIX, LLC	Delaware	Oct 10, 2007		CA
Solar Partners XX, LLC	Delaware	Oct 10, 2007		CA
Solar Partners XXI, LLC	Delaware	Oct 10, 2007		CA
Solar Partners XXII, LLC	Delaware	Mar 6, 2009		CA
Solar Partners XXIII, LLC	Delaware	Mar 6, 2009		CA
Rebel Hidden Valley, LLC	Delaware	Sep 12, 2008		NV
Wildcat Abrams, LLC	Delaware	Sep 12, 2008		AZ
Wildcat Jojoba, LLC	Delaware	Sep 12, 2008		AZ
Wildcat Harcuvar South, LLC	Delaware	Sep 12, 2008		AZ
Wildcat Pinal West, LLC	Delaware	Sep 12, 2008		AZ
Wildcat Quartzsite, LLC (formerly Wildcat Saguaro, LLC)	Delaware	Sep 12, 2008		AZ
Wildcat White Hills, LLC	Delaware	Jan 26, 2009		AZ
Rio Mesa Solar Holdings, LLC (formerly Rio Mesa Solar, LLC, originally Palo Verde Mesa, LLC) (“RMS”)	Delaware	Feb 28, 2011		CA
Rio Mesa Solar I, LLC	Delaware	May 19, 2011	100% owned by RMS	CA
Rio Mesa Solar II, LLC	Delaware	May 19, 2011	100% owned by RMS	CA
Rio Mesa Solar III, LLC	Delaware	May 19, 2011	100% owned by RMS	CA
Pisgah SEGS, LLC	Delaware	Apr 27, 2011		CA
Imperial Valley SEGS, LLC	Delaware	Apr 28, 2011		CA
Hidden Hills Solar Holdings, LLC (“HHSH”)	Delaware	May 5, 2011		CA
Hidden Hills Solar I, LLC	Delaware	May 19, 2011	100% owned by HHSH	CA
Hidden Hills Solar II, LLC	Delaware	May 19, 2011	100% owned by HHSH	CA
Hidden Hills Solar III, LLC	Delaware	May 19, 2011	100% owned by HHSH	CA
Sandy Valley Solar Holdings, LLC (“SVSH”)	Delaware	September 26, 2011		—
Sandy Valley Solar I, LLC	Delaware	September 26, 2011	100% owned by SVSH	—
Sandy Valley Solar II, LLC	Delaware	September 26, 2011	100% owned by SVSH	—
Sandy Valley Solar III, LLC	Delaware	September 26, 2011	100% owned by SVSH	—

SCHEDULE 5.3 TO

LOAN AND SECURITY AGREEMENT

CONSENTS

None.

SCHEDULE 5.5 TO

LOAN AND SECURITY AGREEMENT

ACTIONS BEFORE GOVERNMENTAL AUTHORITIES

In January 2011, two lawsuits challenging the issuance of certain permits for the Ivanpah projects (“Ivanpah”) were filed. The plaintiffs in the first proceeding allege that the permitting process for four large scale solar projects on federal land in California, including Ivanpah, did not comply with various federal requirements, including National Environmental Policy Act, or NEPA, Federal Land Policy Management Act, or FLPMA, the National Historic Preservation Act and the Native American Graves Protection and Repatriation Act. The second suit was brought by the Western Watersheds Project, a non-profit organization, against the U.S. Department of Interior, or DOI, alleging that the permitting process for Ivanpah did not comply with requirements under the NEPA, the Endangered Species Act, the FLPMA and the Administrative Procedure Act.

On June 1, 2011, Borrower terminated its lease with Coyote Springs Investment LLC (“CSI”) for certain real property located in Nevada. CSI has disputed the termination and the matter is currently in mediation. The exposure for the lease termination mediation is expected to be up to $750,000.

SCHEDULE 5.8 TO

LOAN AND SECURITY AGREEMENT

TAX MATTERS

None.

SCHEDULE 5.9 TO

LOAN AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY CLAIMS

None.

SCHEDULE 5.10 TO

LOAN AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

None.

SCHEDULE 5.11 TO

LOAN AND SECURITY AGREEMENT

CREDIT PARTY PRODUCTS

None.

SCHEDULE 5.14 TO

LOAN AND SECURITY AGREEMENT

CAPITALIZATION

BRIGHTSOURCE ENERGY, INC. (the “Company”)

Common stock

$0.0001 par value, 130,000,000 shares authorized; 15,182,828 shares issued and outstanding at June 30, 2011 (unaudited).

Convertible Preferred Stock Warrants

Total warrants issued and outstanding were as follows (in thousands, except share and per share amounts):

Underlying Stock	At June 30, 2011 (unaudited)	Fair Value at June 30, 2011 (unaudited)
Convertible Preferred Stock Series A	60,387	$73
Convertible Preferred Stock Series D	130,119	$816
Convertible Preferred Stock Series E	195,653	$1,168
	386,159	$2,057

Convertible Preferred Stock

The following table summarizes information related to the Company’s Convertible Preferred Stock at June 30, 2011 (unaudited):

Convertible Preferred Stock	Par Value	Share Price at Issuance	Authorized	Issued and Outstanding	Liquidation Preference	Proceeds, net
(In thousands except share and per share amounts)
Series A	$0.0001	$2.0700	8,031,402	7,971,015	$16,500	$15,851
Series B	$0.0001	$4.1200	7,281,554	7,281,554	$30,000	$29,925
Series C	$0.0001	$7.6546	15,023,646	15,023,646	$115,000	$114,495
Series D	$0.0001	$6.7246	26,027,103	25,766,865	$173,272	$148,551*
Series E	$0.0001	$8.6646	23,428,663	23,092,864	$200,090	$197,929
Total			79,792,368	79,135,944	$534,862	$506,751

*	Net of $20.6 million in proceeds allocated to the issuance of common stock

SUBSIDIARIES

Schedule 1A: Existing Permitted Investments is incorporated by reference hereto.